EXHIBIT 10.1
AMENDMENT NO. 3
to
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     This AMENDMENT NO. 3 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of March 29, 2006, by and between Pacific Sunwear of California, Inc., a California corporation (the “Company”), and Greg H. Weaver (“Executive”).
     WHEREAS, the Company and Executive previously entered into that certain Amended and Restated Employment Agreement as of February 5, 2001 (as amended by that certain Amendment No. 1 dated as of December 13, 2004 and Amendment No. 2 dated as of October 25, 2005, the “Agreement”); and
     WHEREAS, in connection with Executive’s voluntary retirement from the Company, the Company and Executive desire to further amend the terms of the Agreement as set forth herein;
     NOW, THEREFORE, the parties agree as follows:
     1. Section 1 is hereby amended by the addition of the following text at the end of such section:
     “The Company acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, Executive’s retirement from employment by the Company effective April 1, 2006 (the "Retirement Date”) shall have the same effect under this Agreement as would the delivery by the Company of a notice given in accordance with Section 3(b)(4); provided, however, that (i) the Retirement Date shall be the Effective Date for all purposes hereunder; and (ii) in lieu of its obligations to continue paying salary to Executive under Section 3(g)(3) of the Agreement, the Company shall, on the Retirement Date, pay to Executive the lump sum amount of $300,000, less, if any, applicable withholding taxes. Executive acknowledges and agrees that upon receipt of such payment, the Company shall have satisfied its obligations to make salary payments to Executive for a period of one year as required by Section 3(g)(3).
     2. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its original terms as amended by Amendment No. 1 and Amendment No. 2 thereto.
     3. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.
     4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
By:	/s/ Seth Johnson
Seth Johnson
Chief Executive Officer

“EXECUTIVE”
/s/ Greg H. Weaver
Greg H. Weaver